3,500,000 Shares

JAMES RIVER COAL COMPANY
COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

May 24, 2005

May 24, 2005

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

James River Coal Company, a Virginia corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 3,500,0000 shares of the common stock, par value $0.01 per share, of the Company (the “Firm Shares”), of which 1,500,000 shares are to be issued and sold by the Company and 2,000,000 shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Company also proposes to issue and sell to the several Underwriters not more than an additional 525,000 shares of its common stock, par value $0.01 per share, of the Company (the “Additional Shares”), if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(d) To the knowledge of the Company, Triad Mining, Inc. (“Triad”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Triad and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company and, to the knowledge of the Company, each subsidiary of Triad has been duly incorporated or organized, is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or Triad and its subsidiaries, taken as a whole, as applicable; except as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), all of the issued shares of capital stock or other ownership interests of each subsidiary of the Company and, to the knowledge of the Company, each subsidiary of Triad have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or Triad, as applicable, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

(h) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j) The execution and delivery by the Company of this Agreement, the execution and delivery by the Company and, to the knowledge of the

Company, by Triad of the Stock Purchase Agreement dated as of March 30, 2005 (the “Stock Purchase Agreement”), between the Company and Triad did not, and the performance by the Company of its obligations under this Agreement and the Stock Purchase Agreement and, to the knowledge of the Company, by Triad of its obligations under the Stock Purchase Agreement will not, contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or Triad, as applicable, or any agreement or other instrument binding upon the Company or any of its subsidiaries or Triad or any of its subsidiaries, as applicable, that is material to the Company and its subsidiaries, taken as a whole, or Triad and its subsidiaries, taken as a whole, as applicable, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Comp any and its subsidiaries or Triad and its subsidiaries, as applicable, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Stock Purchase Agreement or, to the knowledge of the Company, by Triad of its obligations under the Stock Purchase Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or, to the knowledge of the Company, Triad and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(l) There are no legal or governmental proceedings, including, without limitation, any proceedings pursuant to Environmental Laws (as defined below), pending or threatened to which the Company or any of its subsidiaries or, to the knowledge of the Company, Triad or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries or, to the knowledge of the Company, Triad or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Shares and the [   ]% Senior Notes due 2012 (the “Senior Notes”) being offered concurrently with the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and its subsidiaries and, to the knowledge of the Company, Triad and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws, regulations, orders, decrees and judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received or obtained all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, to the knowledge of the Company, Triad and its subsidiaries, taken as a whole, as applicable.

(p) Except as disclosed in the Company’s financial statements filed as part of the Registration Statement, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures, any clean-up requirements or obligations, any costs or liabilities relating to closure of properties or mines or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities for off-site disposal or contamination, exposure to hazardous substances or other potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, to the knowledge of the Company, Triad and its subsidiaries, taken as a whole, as applicable.

(q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than the Registration Rights Agreement dated May 6, 2004, among the Company and the shareholders named therein, with respect to which (i) Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Investments III, L.P. have exercised their registration rights with respect to 2,000,000 shares and have waived their registration rights in connection with the offering described in this Agreement with respect to all other shares of the Company’s Common Stock owned by them; (ii) The Prudential Insurance Company of America no longer owns shares of the Company’s common stock; and (iii) Morgan Stanley Senior Funding, Inc. no longer owns shares of the Company’s common stock.

(r) The Company and its subsidiaries and, to the knowledge of the Company, Triad and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, Triad nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company and its subsidiaries, taken as a whole, or, to the knowledge of the Company, Triad and its subsidiaries, taken as a whole, as applicable.

(s) The Company and its subsidiaries and, to the knowledge of the Company, Triad and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries or, to the knowledge of the Company, Triad and its subsidiaries, as applicable, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or, to the knowledge of the Company, Triad and its subsidiaries, as applicable; and

any real property (including, without limitation, any subsurface rights) and buildings held under lease by the Company and its subsidiaries and, to the knowledge of the Company, Triad and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries or, to the knowledge of the Company, Triad and its subsidiaries, as applicable, in each case except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(t) No material labor dispute with the employees of the Company or any of its subsidiaries or, to the knowledge of the Company, the employees of Triad or any of its subsidiaries exists, except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or Triad’s principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole, or Triad and its subsidiaries, taken as a whole, as applicable.

(u) The Company and its subsidiaries and, to the knowledge of the Company, Triad and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries and, to the knowledge of the Company, Triad and its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, Triad nor its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, to the knowledge of the Company, Triad and its subsidiaries, taken as a whole, as applicable, except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(v) The Company and each of its subsidiaries and, to the knowledge of the Company, Triad and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that

(i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), since December 31, 2004, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Co mpany’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w) The consolidated historical financial statements of the Company and Triad and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and Triad, respectively, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Historical Financial Data” in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

(x) The Company and each of its subsidiaries and, to the knowledge of the Company, Triad and each of its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, national, state or foreign regulatory authorities, including, without limitation, any permits or approvals required by the United States Office of Surface Mining Reclamation and Enforcement and corresponding state agencies, as are necessary to conduct their respective businesses, and neither the Company and its subsidiaries or, to the knowledge of the Company, Triad and its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company and its subsidiaries, taken as a whole, or, to the knowledge of the Company, Triad and its subsidiaries, taken as a whole, as applicable, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(y) There is and has been no material failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(z) All information related to the Company’s coal reserves (including, without limitation, the Company’s estimated reserves of recoverable coal in the aggregate and by mining complex location) included in the Registration Statement and the Prospectus (collectively, the “Reserve Information”) (i) is accurate in all material respects, (ii) complies in all material respects with the applicable requirements of the Securities Act and the rules thereunder, and (iii) when read together with the other information in the Prospectus, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Reserve Information has been calculated in accordance with standard mining engineering procedures used in the coal industry and applicable government reporting requirements and applicable law. All assumptions used in the calculation of the Reserve Information were and are reasonable.

(aa) the Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Plan of Reorganization”) of James River Coal Company and the debtors named therein (collectively, the “Reorganizing Debtors”) was confirmed by Bankruptcy Court order entered on April 22, 2004, and no party has appealed such confirmation order. The Effective Date, as that term is defined in the Plan of Reorganization, was achieved on May 6, 2004. Except as provided in the Plan of Reorganization, all Claims (as defined in the Plan of Reorganization) against the Reorganizing Debtors have been discharged in full. Certain Administrative Claims (as defined in the Plan of Reorganization) against the Reorganizing Debtors have been discharged in full. Although some Administrative Claims are still the subject of dispute, reserves have been established to pay those disputed Administrative Claims in the event they become actual liabilities. Except as provided in the Plan of Reorganization, all Equity Interests (as defined in the Plan of Reorganization) of James River Coal Company have been cancelled or discharged in full.

(bb) The Company has delivered to the Underwriters true and correct copies of the Stock Purchase Agreement in the form originally executed, and there have been no amendments or waivers thereto or in the exhibits or schedules thereto other than those as to which the Underwriters have been advised in writing. The representations and warranties contained in the Stock Purchase Agreement of the Company and, to the knowledge of the Company, Triad were true and correct in all material respects as of the date of such agreement. The Stock Purchase Agreement conforms in all material respects to the description thereof contained in the Prospectus.

(cc) All statistical or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(c) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(d) Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Prospectus to sell its Shares pursuant to this Agreement.

(e) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(e) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $       a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Underwriters, and the Underwriters shall have the right to purchase, severally and not jointly, up to 525,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common

Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the preceding sentence shall not apply to:

(A) the Shares to be sold hereunder;

(B) the issuance by the Company of:

(i) shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing;

(ii) shares of Common Stock to Triad pursuant to the Stock Purchase Agreement (in the form originally executed and delivered to the Underwriters);

(iii) shares of Common Stock or securities convertible into, or exercisable, or exchangeable for, shares of Common Stock in exchange for equity or assets of another entity in connection with a merger, acquisition or strategic investment, provided that prior to any such issuance the recipient of such securities shall have agreed with Morgan Stanley & Co. Incorporated to be bound the terms of this Section 3 for the remainder of such 180-day period; and

(iv) restricted Common Stock and options to purchase Common Stock pursuant to the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) as in effect on the date hereof, provided that (1) the aggregate amount of restricted Common Stock and options issued by the Company pursuant to this clause (iv) shall not exceed the aggregate amount of securities reserved for issuance under the 2004 Plan as of the date hereof and (2) any restricted Common Stock or options issued by the Company pursuant to this clause (iv) shall neither vest nor become unrestricted, as applicable, for the remainder of such 180-day period; and

(C) transactions by any person other than the Company (the “Individual Sellers”) relating to:

(i) shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(ii) the transfer of shares of Common Stock as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions above and any Section 16(a) filing made in connection therewith shall specify that such transfer is being made as a bona fide gift or gifts;

(iii) the transfer of shares of Common Stock to any trust for the direct or indirect benefit of an Individual Seller or the immediate family of an Individual Seller, provided that (1) the trustee of the trust agrees to be bound in writing by the restrictions above, (2) any such transfer shall not involve a disposition for value and (3) any Section 16(a) filing made in connection therewith shall specify that such transfer is being made to a trust for the direct or indirect benefit of an Individual Seller or the immediate family of an Individual Seller and does not involve a disposition for value;

(iv) the transfer of shares of Common Stock as a result of testate or intestate succession, provided that (1) the transferee agrees to be bound in writing by the restrictions set forth above and (2) any Section 16(a) filing made in connection therewith shall specify that such transfer is being made as a result of testate or intestate succession and does not involve a disposition for value;

(v) the transfer of shares of Common stock to a partnership, limited liability company or other entity, provided that (1) all the beneficial ownership interests of such partnership, limited liability company or other entity are held by the transferor, (2) the transferor agrees on behalf of such partnership, limited liability company or other entity to be bound in writing by the restrictions above, (3) any such transfer shall not involve a disposition for value and (4) no Section 16(a) filing shall be required or shall be voluntarily made in connection with such transfer;

(vi) if the Individual Seller is a partnership, limited liability company or other entity, the transfer of any shares of Common Stock to limited partners, equity holders or shareholders of the Individual Seller, provided that (1) the transferee agrees to be bound in writing by the restrictions above, (2) any such transfer shall not involve a disposition for value and (3) no Section 16(a) filing shall be required or shall be voluntarily made in connection with such transfer; and

(vii) the transfer of Shares to the Company solely to satisfy tax withholding obligations incurred as a result of the vesting of restricted stock acquired by the Individual Seller pursuant to an incentive plan in effect as of the date of this agreement and disclosed in the Prospectus.

In addition, each Selling Shareholder, agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Each Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by such Selling Shareholder except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (1) during the last 17 days of the 180 day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180 day restricted period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 180 day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material even. The Company shall promptly notify Morgan Stanley & Co. Incorporated of any earnings release, news or event that may give rise to an extension of the initial 180 day restricted period.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $ [      ] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[      ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[      ] a share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [May 31], 2005, or at such other time on the same or such other date, not later than [                        ], 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to each Seller in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [                        ], 2005, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 2:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Kilpatrick Stockton LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

(i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(ii) each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

(iv) the shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

(v) except as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), all of the issued shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

(vi) the Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

(vii) this Agreement has been duly authorized, executed and delivered by the Company;

(viii) the execution and delivery by the Company of this Agreement and the execution and delivery by the Company of the Stock Purchase Agreement did not, and, if the Company were now to perform its obligations under this Agreement and the Stock Purchase Agreement, such performance would not, result in any: (a) violation of the articles of incorporation or by-laws of the Company; (b) violation of any existing federal or state constitution, statute, regulation, rule, order or law to which the Company is subject; (c) breach of or default under any agreement filed as an exhibit to the Registration Statement; or (d) violation of any judicial or administrative decree, writ, judgment or order to which, to such counsel’s knowledge, the Company or any subsidiary of the Company is subject;

(ix) no consent, approval, authorization or order of, or filing with any governmental authority of the United States or the Commonwealth of Virginia is required for the performance by the Company of its obligations under this Agreement and the Stock Purchase Agreement, except such as may be required (A) by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (B) [list an consents required for acquisition];

(x) the statements relating to legal matters, documents or proceedings included in (A) the Prospectus under the captions “Business— Customers and Coal Contracts,” “Business—Properties,” “Business—Legal Proceedings” and “Description of Capital Stock” and (B) the Registration Statement in Item 14, in each case fairly summarize in all material respects such matters, documents or proceedings;

(xi) to such counsel’s knowledge, (a) there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described; and (b) there are no statutes, regulations or contracts that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(xii) the Company is not, and after giving effect to the offering and sale of the Shares and the Senior Notes and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(xiii) (A) in the opinion of such counsel, the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) nothing has come to the attention of such counsel that causes such counsel to believe that (i) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Underwriters shall have received on the Closing Date an opinion of Lowenstein Sandler PC, counsel for each of the Selling Shareholders dated the Closing Date, to the effect that:

(i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders;

(ii) the execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws or other comparable documents of such Selling Shareholder (if such Selling Shareholder is a corporation or other entity), or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

(iii) each of the Selling Shareholders has valid title to, or a valid security entitlement in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities and other encumbrances, and each of the Selling Shareholders has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares;

(iv) upon payment for the Shares to be sold by the Selling Shareholders pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; in giving this opinion, counsel for the Selling Shareholders may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e) The Underwriters shall have received on the Closing Date an opinion of Wyatt, Tarrant & Combs, LLP, counsel for the Company, dated the Closing Date, to the effect that the statements made in the section entitled “Government Regulation” in the Prospectus that purport to describe the provisions of the laws referred to therein fairly summarize in all material respects such matters.

(f) The Underwriters shall have received on the Closing Date an opinion of Bass, Berry & Sims PLC, counsel for the Company, dated the Closing Date, to the effect that:

(i) the statements relating to legal matters, documents or proceedings included in the Prospectus under the caption “Business—Recent Reorganization” fairly summarizes in all material respects such matters, documents or proceedings; and

(ii) The Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Plan of Reorganization”) of James River Coal Company and the debtors named therein (collectively, the “Reorganizing Debtors”) was confirmed by Bankruptcy Court order entered on April 22, 2004, and, to our knowledge, no party has appealed such confirmation order. The Effective Date, as that term is defined in the Plan of Reorganization, was achieved on May 6, 2004. Except as provided in the Plan of Reorganization, all Claims (as defined in the Plan of Reorganization) against the Reorganizing Debtors have been discharged in full. Certain Administrative Claims (as defined in the Plan of Reorganization) against the Reorganizing Debtors have been discharged in full. Although some Administrative Claims are still the subject of dispute, reserves have been established to pay those disputed Administrative Claims in the event they become actual liabilities. Except as provided in the Plan of Reorganization, all Equity Interests (as defined in the Plan of Reorganization) of James River Coal Company have been cancelled and discharged in full.

(g) The Underwriters shall have received on the Closing Date an opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(vi),6(c)(vii), 6(c)(x) (but only as to the statements in the Prospectus under “Description of Capital Stock” and “Underwriters”) and Section 6(c)(xiii) above.

With respect to Section 6(c)(xiii) above, Kilpatrick Stockton LLP may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(c)(xiii), Cravath, Swaine & Moore LLP may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and upon review and discussion of the contents thereof, but are without independent check or verification except as specified. With respect to Section 6(d) above, Lowenstein Sandler PC may rely upon an opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in other documents and instruments; provided that (A) each such counsel for the Selling Shareholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) Lowenstein Sandler PC shall state in their opinion that they are justified in relying on each such other opinion.

The opinions of Kilpatrick Stockton LLP; Lowenstein Sandler PC; Wyatt, Tarrant & Combs, LLP; and Bass, Berry & Sims PLC described in Sections 6(c), 6(d), 6(e) and 6(f) above (and any other opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, the Company’s independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the consolidated financial statements and certain financial information of the Company and its subsidiaries and of Triad and its subsidiary, including pro forma financial information, contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and Triad, the due authorization and issuance of the Additional Shares to be sold by the Company on such Option Closing Date and other matters related to the issuance or sale of such Additional Shares.

7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, [                            ] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(e) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending [June 30], 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution”, and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local c ounsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 9(a), 9(b)or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company if, after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at 1585 Broadway, New York, New York 10036, Attention: Corporate Secretary; if to the Company shall be delivered, mailed or sent to 901 E. Byrd Street, Suite 1600, Richmond, Virginia 23219, Attention: Peter Socha; and if to the Selling Shareholders shall be delivered, mailed or sent to Mr. James F. Wilson, Carl Marks Management Company, L.P., 900 Third Avenue, 33rd Floor, New York, New York 10022, with a copy to Lauren Siegal at the same address.

Very truly yours,

JAMES RIVER COAL COMPANY

By:	Name: Title:

CARL MARKS STRATEGIC
    INVESTMENTS, L.P.

By:	Name: Title:

CARL MARKS STRATEGIC
    INVESTMENTS III, L.P.

By:	Name: Title:

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

Acting severally on behalf of themselves and
    the several Underwriters named in
    Schedule II hereto.

By: Morgan Stanley & Co. Incorporated

By:	Name: Title:

SCHEDULE I

Selling Shareholder	Firm Shares
Carl Marks Strategic Investments, L.P.	1,890,427
Carl Marks Strategic Investments III, L.P.	109,573
Total	2,000,000

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Raymond James & Associates, Inc.
Wachovia Capital Markets, LLC
Total	3,5000,000

EXHIBIT A

[FORM OF LOCK-UP LETTER]

[                    ], 2005

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and certain other underwriters severally propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with James River Coal Company, a Virginia corporation (the “Company”), and certain existing shareholders of the Company providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of 3,500,000 shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The foregoing paragraph shall not apply to:

(a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement;

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(b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (a “Section 16(a) Filing”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(c) the transfer of any Shares as a bona fide gift or gifts, provided that (i) the donee or donees thereof agree to be bound in writing by the restriction set forth herein and (ii) any Section 16(a) Filing made in connection therewith shall specify that such transfer is being made as a bona fide gift or gifts;

(d) the transfer of any Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that (i) the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, (ii) any such transfer shall not involve a disposition for value and (iii) any Section 16(a) Filing made in connection therewith shall specify that such transfer is being made to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned and does not involve a disposition for value;

(e) the transfer of any Shares as a result of testate or intestate succession, provided that (i) the transferee agrees to be bound in writing by the restrictions set forth herein and (ii) any Section 16(a) Filing made in connection therewith shall specify that such transfer is being made as a result of testate or intestate succession and does not involve a disposition for value;

(f) the transfer of any Shares to a partnership, limited liability company or other entity, provided that (i) all the beneficial ownership interests of such partnership, limited liability company or other entity are held by the transferor, (ii) the transferor agrees on behalf of such partnership, limited liability company or other entity to be bound in writing by the restrictions set forth herein, (iii) any such transfer shall not involve a disposition for value and (iv) no Section 16(a) Filing shall be required or shall be voluntarily made in connection with such transfer;

(g) if the undersigned is a partnership, limited liability company or other entity, the transfer of any Shares to limited partners, equity holders or shareholders of the undersigned, provided that (i) the transferee agrees to be bound in writing by the restrictions set forth herein, (ii) any such transfer shall not involve a disposition for value and (iii) no Section 16(a) Filing shall be required or shall be voluntarily made in connection with such transfer; and

(h) the transfer of any Shares to the Company solely to satisfy tax withholding obligations incurred as a result of the vesting of restricted stock

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acquired by the undersigned pursuant to an incentive plan in effect as of the date of this agreement and disclosed in the Prospectus used to sell the Shares.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial 180-day restricted period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the selling shareholders and the Underwriters.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement) or if either party delivers written notice to the other that it does not intend to enter into the Underwriting Agreement, the agreement set forth above shall likewise be terminated.

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Very truly yours,

(Name)

(Address)